Exhibit 10.5

AGREEMENT

This AGREEMENT entered into on this 4th day of April 2022, by and between **THE PHOENIX HOLDING COMPANY INC., t/a THE PHOENIX GROUP,** a Pennsylvania Corporation (hereinafter referred to as "Business Developers"(BD), and, **HALBERD CORPORATION** (hereinafter referred to as (**HC**)

WITNESSETH:

WHEREAS, The Halberd Corporation is in need of expertise and advice concerning business development activities relative to securing business through marketing, administrative support and other functions that include the introduction of ***(HC)*** developing to its full potential. The Department of Defense has created a program for projects designed within the DOD "Other Transaction" Authority for Prototype Projects under 10 U.S.C. 2371b Prototype.

WHEREAS, The Phoenix Group has maintained compliance and obligations as required within Title 10 U.S.C. 2371 as amended to "2371b" to support the "White Paper" submittal to the DOD Commands for funding consideration as (HC) Representative.

WHEREAS, instead of retaining personnel to provide the services covered by this Agreement, ***(HC)*** deems it in its best interest to enter a continuing standing relationship to have The Phoenix Group provide the needed expertise to ***(HC)***.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged to each of the parties hereto, and intending to be legally bound, the parties hereto hereby agree as follow:

1. Services to be provided. BD shall render the following services for the Fees set forth in Exhibits " A, B and B(1) " attached hereto:
    a) Implement the target business objectives as presented in Exhibits "C and C(1)".
    b) Assist firm in negotiations on all government issues relative to ***(HC)*** business development agenda.
2. Services: in Exhibits " A, B and B(1)" attached hereto, BD shall provide these Services as defined.
3. Termination: This Agreement shall continue in full force and effect until terminated, in writing, by either party upon not less than thirty (30) days' prior written notice. Notwithstanding anything to the contrary contained herein, all expenses, invoices and excess time charges shall be due and payable on the effective date of termination.

4. Financial Consideration: Payment required (via) schedules "A and B(1)".
   Success Fee – Exhibit "D"

5. All directions and instructions to provide services covered by this Agreement and all reporting hereunder shall be addressed to or be provided by the following/contact person:

   On behalf of **THE PHOENIX GROUP:** Rudy Williams/ or Designee

   On behalf of **HALBERD CORPORATION:** William A. Hartman / or Designee

a) (BD) shall make every effort to commence rendering of services covered by this Agreement within twenty-four (24) hours upon approval.

b) (BD) agrees to comply with the most recent addition of the Department of Defense's "Industrial Security Manual of Safeguarding Classified Information" and all other applicable government regulations with respect to safeguarding and disclosure of classified information. In the event, it becomes necessary to handle a classified matter; appropriate security clearance will be requested through proper procedures established by "The Phoenix Group".

c) This Agreement supersedes and cancels any prior agreements, written or verbal, between the parties. This Agreement shall be constructed and interpreted under and by the common and statutory laws of the States of Maryland, Delaware, the Commonwealth of Virginia.

IN WITNESS WHEREOF, the parties hereto have executed this Amended Agreement on and as of the date first above written.

The Phoenix Holding Company, Inc. t/a The Phoenix Group	Halberd Corporation (HC)
by: R. J. Williams Rudy Williams President	by: /S/ William A. Hartman William A. Hartman President/CEO
Date: March 16, 2022	Date: 3/16/22

EXHIBIT "A"

AN AGREEMENT BETWEEN
THE PHOENIX HOLDING COMPANY, INC, t/a THE PHOENIX GROUP AND
HALBERD CORPORATION (HC)

Effective Date: April 4, 2022

Financial Considerations

1. The Phoenix Group's engagement by (**HC**) will consist of fees in Exhibit "B(1)".

   The Phoenix Group will employ advisors and consultants, who can assist in the processing of the applications for funding by the U.S. Department of Defense.

   It is reasonable to expect that this process will take several weeks after the submittal of documents to the Department of Defense for funding; therefore, the initial payment to The Phoenix Group will be on April 11, 2022.

   Once the initial payment has been extended to (**HC**) by the federal government, the accrued fees including the success fee is due. This agreement can be amended or terminated within a 30 day notice.

2. Use of funds:

   - Participants

Note:

Compensations to political action groups, PAC(s) and any other political group has not been initiated into this agreement.

EXHIBIT "B"

PARTICIPANTS

Rudy Williams - The Phoenix Group	– Information gathering and alliance with agencies. – Creation of Statement of Work. – Process to proceed by DOD.
Charles Sills Alvin Thomas (Supporting Team Member)	– Verbal/written presentation. Procurement strategy/interfacing. with all participants. – Proposal Preparation. – Closing agreement with agency.

LEGAL

Greg Gill - Venable LLC

CONSULTANTS

Dr. Karletta Barnes	– DOD Washington Headquarters DOD Pentagon.

EXHIBIT "B(1)"

COMPENSATION

Agreement Amount: $10,000

* Due on the Signing of Agreement: - 0 -

Payment Schedule:

April:	$ 2,500.00
May:	$ 2,500.00
June:	$ 2,500.00
July:	$ 2,500.00
	$10,000.00

USE OF PROCEEDS

Business Development Team:

Karletta Barnes

LEGAL REPRESENTATION

Venable Group
Greg Gill

SUPPORT PERSONNEL

Karletta Barnes

TRAVEL/MEETINGS

Billed at Cost

SCOPE OF SERVICES

EXHIBIT "C"

GOALS/OBJECTIVES

The Phoenix Group will assist (HC) in the creation and design of the contracting instrument (Agreement) without disturbing standard procurement competitive process to implement.

EXHIBIT "C(1)"

OT FUNDING AUTHORITIES
U.S. Department of Defense

- DOD Future Commands
- DOD U.S. Army Chronic Pain Management Research Program (CPMRP)
- Defense Medical Research and Development Program (DMRDP) Pain Management Portfolio
- Congressional Directed Medical Research Programs (CDMRP)

EXHIBIT "D"

The Phoenix Group Success Fee Formula

Success Fees:

The Phoenix Group compensation is due pursuant to the Agreement/Contract/Grant awarded to Halberd Corporation.

The success fee is structured on the gross amount awarded to ***(HC)***.

Success Fee: 8%

IN WITNESS WHEREOF, the parties hereto have executed this Amended Agreement on and as of the date written.

Phoenix Holding Company, Inc. t/a
The Phoenix Group

R. J. Williams

Rudy Williams
President

March 16, 2022

Date:

Halberd Corporation (HC)

William A. Hartman
President/CEO

Date:

The Corporate Structure

Representation:

The Phoenix Holding Company
t/a The Phoenix Group
A Public Affairs Company
Federal ID# 23-2460007
Federal Operations DSD# 0002126A

Public Relations, Public Affairs, Marketing of Federal Government Agencies, Executive and Congressional Issues, Legislative Affairs

To Represent:

"***(HC)***" in developing the requirements relating to the desires/economics of "***(HC)***" business profile within its Business "***(HC)***" format.

Legal Representatives:

Venable LLP
600 Massachusetts Street, NW
Washington, DC 20001
Greg Gill

Sidley Austin LLP
1805 K Street, NW
Washington, DC 20017
Michael A. Nemeroff

Auditor/CPA Firm:

James J. Gibson
Certified Public Accountant
The Lofts at Oxford Valley
174 Middletown Blvd., Suite 302
Langhorne, PA 19047
James J. Gibson - Senior Partner